UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 9, 2026

CRIMSON WINE GROUP, LTD.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-54866	13-3607383
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
5901 Silverado Trail, Napa, California		94558
(Address of Principal Executive Offices)		(Zip Code)

(800) 486-0503
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.
The disclosure contained in Item 2.01 below is incorporated into this Item 1.01 by reference.

Item 2.01.    Completion of Acquisition or Disposition of Assets.
On February 9, 2026, Pine Ridge Winery, LLC (“Pine Ridge”), a Delaware limited liability company and wholly-owned subsidiary of Crimson Wine Group, Ltd. (the “Company”), entered into, and closed the transaction contemplated by, that certain Asset Purchase Agreement, dated as of February 9, 2026 (the “Asset Purchase Agreement”), with Purple Wine Company, LLC, a California limited liability company (“Seller”). Pursuant to the terms of the Asset Purchase Agreement, Pine Ridge purchased certain assets, including certain inventory, certain intellectual property, including rights, trademarks and trade names, and certain consumer and customer lists, and assumed certain liabilities of Seller in connection with the acquired assets. The purchase price for the assets was approximately $35.2 million. The acquisition of the assets under the Asset Purchase Agreement was funded with cash on hand and borrowings under the Company’s existing revolving credit facility. The Asset Purchase Agreement contains customary representations, warranties, covenants and indemnification provisions.

Other than in respect of the transaction described herein, neither the Company nor any of its affiliates, nor any director or officer of the Company, nor any associate of any such director or officer, had any material relationship with Seller.

The foregoing description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Asset Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 7.01.    Regulation FD Disclosure.
On February 9, 2026, the Company issued a press release announcing the entering into and closing of the transaction described under Item 2.01 above. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. This Current Report on Form 8-K (the “Report”) is neither an offer to sell nor a solicitation of an offer to buy any securities pursuant to any rights offerings.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing or document, except as shall be expressly set forth by specific reference in such a filing or document.

Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
2.1*	Asset Purchase Agreement, dated February 9, 2026, by and between Pine Ridge Winery, LLC, and Purple Wine Company, LLC.
99.1	Press Release issued by Crimson Wine Group, Ltd. dated February 9, 2026.
104	Cover Page Interactive Data File (cover page XBRL tags are embedded within the Inline XBRL document).
* The schedules and exhibits to the Asset Purchase Agreement have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish copies of any of the omitted schedules and exhibits to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 9, 2026

CRIMSON WINE GROUP, LTD.

By: /s/ Adam D. Howell
Name: Adam D. Howell
Title: Chief Financial Officer